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                                                                 EXHIBIT (21)(a)


                     SUBSIDIARY OF PROFESSIONALS INSURANCE
                            COMPANY MANAGEMENT GROUP

PICOM Interim Insurance Company, a Michigan stock, property and casualty insurer incorporated April 12, 1996.